EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2021 Results

Global system-wide sales grew 11% year-over-year and accelerated sequentially to +5% compared to 2019
Burger King international system-wide sales grew 25% year-over-year and +10% compared to 2019
Year-to-date unit growth and pipeline keep RBI on track to return to pre-pandemic levels in 2021 and accelerate in 2022
Returned over $425 million of capital to shareholders through dividends and share buybacks
Announced commitment to reduce greenhouse gas emissions 50% by 2030 and reach net zero emissions by 2050 or sooner

Toronto, Oct. 25, 2021 - Restaurant Brands International Inc. (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the third quarter ended September 30, 2021.

José Cil, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “Our results this quarter reflect the value of having a diversified business model across three brands and in over 100 countries. Overall, we saw a continued acceleration in system-wide-sales growth relative to 2019, reflecting improvements in the Tim Hortons Canada business as well as strength across each of our brand’s international businesses. Our strong restaurant growth this year and exciting development pipeline keep us on track to return to pre-pandemic unit growth levels this year and well positioned to accelerate in 2022 as we continue on our path to 40,000 restaurants around the world. This quarter, we also took important steps to focus our attention on the most significant opportunities at Burger King U.S. to drive long-term, sustainable growth in the business.”

Cil continued, “Our highly efficient business model once again generated strong free cash flow, enabling us to continue investing in our business while also enhancing shareholder returns through both our dividend and recently expanded $1 billion share repurchase program. During the quarter, we returned over $425 million of capital to shareholders, including repurchasing just over $180 million of common stock, reflecting the confidence we have in our long-term outlook and the intrinsic value of our scalable business.”

Cil concluded, “Our big goal is to drive business growth without carbon growth. I’m so proud of the team’s work to set ambitious goals to reduce our carbon footprint in the world. We have exciting and important sustainability projects underway across the company, in green building standards, packaging, recycling, growing our charitable Foundations and doing the hard work with our suppliers and franchisees to improve the environmental footprint we have in the world.”

Consolidated Operational Highlights	Three Months Ended September 30,
	2021	2020
	(Unaudited)
System-wide Sales Growth
TH	11.1%	(13.7)%
BK	12.3%	(7.9)%
PLK	4.4%	21.5%
Consolidated	10.8%	(5.4)%
System-wide Sales (in US$ millions)
TH	$1,774	$1,520
BK	$6,212	$5,484
PLK	$1,392	$1,331
Consolidated	$9,378	$8,335
Net Restaurant Growth
TH	4.1%	1.0%
BK	1.3%	2.4%
PLK	5.5%	7.1%
Consolidated	2.4%	2.7%
System Restaurant Count at Period End
TH	5,137	4,934
BK	18,923	18,675
PLK	3,607	3,418
Consolidated	27,667	27,027
Comparable Sales
TH	8.9%	(12.5)%
BK	7.9%	(7.0)%
PLK	(2.4)%	17.4%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2021	2020
	(Unaudited)
Total Revenues	$1,495	$1,337
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$328	$223
Diluted Earnings per Share	$0.70	$0.47

TH Adjusted EBITDA(1)	$278	$258
BK Adjusted EBITDA(1)	$272	$245
PLK Adjusted EBITDA(1)	$57	$58
Adjusted EBITDA(2)	$607	$561

Adjusted Net Income(2)	$353	$320
Adjusted Diluted Earnings per Share(2)	$0.76	$0.68

	Nine Months Ended September 30,
	2021	2020
	(Unaudited)
Net cash provided by operating activities	$1,255	$608
Net cash (used for) provided by investing activities	$(69)	$(33)
Net cash (used for) provided by financing activities	$(970)	$(182)

LTM Free Cash Flow(2)	$1,452	$1,072
Net Debt	$11,185	$10,931
Net Leverage(2)	5.2x	5.5x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

The year-over-year increase in Total Revenues on an as reported and on an organic basis was primarily driven by an increase in system-wide sales in all of our brands. System-wide sales were more severely impacted by COVID-19 (defined below) during the three months ended September 30, 2020 than in the same period in 2021. Favorable FX movements also contributed to the year-over-year increase in Total Revenues on an as reported basis.

The increase in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the third quarter was primarily driven by increases in segment income in our BK and TH segments and a favorable change in the results from other operating expenses (income), net.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by increases in Tim Hortons and Burger King Adjusted EBITDA.
The year-over-year increase in Adjusted Net Income was primarily driven by the increase in Adjusted EBITDA in our TH and BK brands, partially offset by an increase in adjusted income tax expense. Refer to "Non-GAAP Financial Measures" footnote four and six for further details on income tax expense.

COVID-19
The global crisis resulting from the spread of coronavirus (“COVID-19”) impacted our global restaurant operations for the three and nine months ended September 30, 2021 and 2020.

While the impact of COVID-19 on system-wide sales growth, system-wide sales, comparable sales and net restaurant growth was significant for the three and nine months ended September 30, 2020, in the 2021 periods these metrics were affected to a lesser extent, with variations among brands and regions. During 2020 and the nine months ended September 30, 2021, substantially all TH, BK and PLK restaurants remained open in the U.S. and Canada, some with limited operations, such as drive-thru, takeout and delivery (where applicable), reduced, if any, dine-in capacity, and/or restrictions on hours of operation. During the three months ended September 30, 2021, on average 97% of our restaurants were open worldwide, including approximately 98% of our restaurants in the U.S. and Canada and approximately 96% of our restaurants in the rest of the world. By contrast, during the three months ended September 30, 2020, on average 94% of our restaurants were open worldwide, including approximately 97% of our restaurants in the U.S. and Canada and approximately 91% of our restaurants in the rest of the world. During the nine months ended September 30, 2020, a number of markets required temporary complete closures while implementing lockdown orders. While many regions have since eased restrictions, certain markets continue to be impacted and re-imposed restrictions in the nine months ended September 30, 2021. We expect local conditions to continue to dictate limitations on restaurant operations, capacity, and hours of operation.

During the three and nine months ended September 30, 2021, COVID-19 contributed to labor challenges, which in some regions resulted in reduced operating hours and service modes at select restaurants as well as supply chain pressures.

With the pandemic affecting consumer behavior, the importance of digital sales, including delivery, has grown. We expect to continue to support enhancements of our digital and marketing capabilities. While we do not know the full future impact COVID-19 will have on our business, we expect to see a continued impact from COVID-19 on our results in 2021.

Reclassification of Advertising Revenues and Expenses
Certain prior year amounts in the statement of operations and accompanying segment results have been reclassified in order to be comparable with the current year classifications. These consist of the quarter and year to date September 30, 2020 reclassification of advertising fund contributions from Franchise and property revenues to Advertising revenues and advertising fund expenses from Selling, general and administrative expenses to Advertising expenses, with General and administrative expenses now presented separately. Depreciation and amortization expenses related to the advertising funds have also been reclassified from Franchise and property expenses to Advertising expenses. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	11.1%	(13.7)%
System-wide Sales	$1,774	$1,520
Comparable Sales	8.9%	(12.5)%

Net Restaurant Growth	4.1%	1.0%
System Restaurant Count at Period End	5,137	4,934

Sales	$592	$506
Franchise and Property Revenues	$230	$205
Advertising Revenues	$63	$51
Total Revenues	$885	$762

Cost of Sales	$462	$388
Franchise and Property Expenses	$84	$80
Advertising Expenses	$67	$46
Segment G&A	$27	$20
Segment Depreciation and Amortization	$31	$28
Adjusted EBITDA(1)(3)	$278	$258

(3)TH Adjusted EBITDA includes $3 million and $2 million of cash distributions received from equity method investments for the three months ended September 30, 2021 and 2020, respectively.

For the third quarter of 2021, the increase in system-wide sales was primarily driven by comparable sales of 8.9%, including Canada comparable sales of 9.5%, as well as a decrease in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic, and net restaurant growth of 4.1%.

The year-over-year increase in Total Revenues on an as reported and on an organic basis was primarily driven by an increase in system-wide sales. This increase in Total Revenues was also driven by favorable FX movements on an as reported basis.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by an increase in system-wide sales, partially offset by advertising fund expenses exceeding advertising revenues in the current year compared to advertising revenues exceeding advertising fund expenses in the prior year and an increase in Segment G&A. This increase in Adjusted EBITDA was also driven by favorable FX movements on an as reported basis.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	12.3%	(7.9)%
System-wide Sales	$6,212	$5,484
Comparable Sales	7.9%	(7.0)%

Net Restaurant Growth	1.3%	2.4%
System Restaurant Count at Period End	18,923	18,675

Sales	$16	$17
Franchise and Property Revenues	$337	$305
Advertising Revenues	$114	$111
Total Revenues	$467	$433

Cost of Sales	$16	$16
Franchise and Property Expenses	$34	$42
Advertising Expenses	$110	$105
Segment G&A	$47	$37
Segment Depreciation and Amortization	$12	$13
Adjusted EBITDA(1)	$272	$245

For the third quarter of 2021, the increase in system-wide sales was driven by comparable sales of 7.9%, including rest of the world comparable sales of 16.2% and a decrease in US comparable sales of (1.6)%, as well as a decrease in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic, and net restaurant growth of 1.3%.

The year-over-year change in Total Revenues on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. This increase in Total Revenues was also driven by favorable FX movements on an as reported basis.

The year-over-year change in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the increase in system-wide sales and bad debt recoveries in the current year compared to bad debt expense in the prior year, partially offset by an increase in Segment G&A. This increase in Adjusted EBITDA was also driven by favorable FX movements on an as reported basis.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	4.4%	21.5%
System-wide Sales	$1,392	$1,331
Comparable Sales	(2.4)%	17.4%

Net Restaurant Growth	5.5%	7.1%
System Restaurant Count at Period End	3,607	3,418

Sales	$13	$18
Franchise and Property Revenues	$72	$67
Advertising Revenues	$58	$57
Total Revenues	$143	$142

Cost of Sales	$12	$14
Franchise and Property Expenses	$3	$3
Advertising Expenses	$60	$58
Segment G&A	$15	$12
Segment Depreciation and Amortization	$2	$2
Adjusted EBITDA(1)	$57	$58

For the third quarter of 2021, the increase in system-wide sales growth was driven by net restaurant growth of 5.5% and, to a lesser extent, a decrease in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic, partially offset by a decrease in comparable sales of (2.4)%, including a decrease in US comparable sales of (4.5)%.

Total Revenues and Adjusted EBITDA on an as reported and on an organic basis were consistent year-over-year.

Cash and Liquidity

As of September 30, 2021, total debt was $13.0 billion, net debt (total debt less cash and cash equivalents of $1.8 billion) was $11.2 billion, and net leverage was 5.2x. During the third quarter we issued $800 million of 3.875% First Lien Notes due 2028 and redeemed $775 million of our 4.25% First Lien Notes due 2024. During the third quarter we also repurchased 2.8 million RBI common shares for $182 million under our $1 billion share repurchase program and as of September 30, 2021 had $818 million remaining under the authorization.

The RBI Board of Directors has declared a dividend of $0.53 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the third quarter of 2021. The dividend will be payable on January 5, 2022 to shareholders and unitholders of record at the close of business on December 21, 2021.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Monday, October 25, 2021, to review financial results for the third quarter ended September 30, 2021. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with approximately $34 billion in annual system-wide sales and over 27,000 restaurants in more than 100 countries. RBI owns three of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the COVID-19 pandemic on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, including local conditions and government-imposed limitations and restrictions, and our ability to continue to navigate the impact of the pandemic, our long-term growth goals, outlook and prospects, our investments in digital and marketing initiatives, our ability to continue to return capital to our shareholders through dividends and share repurchases, our ability to grow throughout 2021 at pre-pandemic levels and accelerate growth into 2022 and the impact of our year-to-date growth and development pipeline on that future growth, our ability to achieve our long-term restaurant growth goals, and our goals with respect to reduction in greenhouse gas emissions. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax and other laws and regulations or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Sales	$621	$541	$1,718	$1,450
Franchise and property revenues	639	577	1,801	1,552
Advertising revenues	235	219	674	608
Total revenues	1,495	1,337	4,193	3,610
Operating costs and expenses:
Cost of sales	490	418	1,358	1,156
Franchise and property expenses	121	125	358	380
Advertising expenses	237	209	711	638
General and administrative expenses	123	96	341	292
(Income) loss from equity method investments	7	18	12	36
Other operating expenses (income), net	(16)	54	(50)	59
Total operating costs and expenses	962	920	2,730	2,561
Income from operations	533	417	1,463	1,049
Interest expense, net	128	129	378	376
Loss on early extinguishment of debt	11	—	11	—
Income before income taxes	394	288	1,074	673
Income tax expense	65	65	83	62
Net income	329	223	991	611
Net income attributable to noncontrolling interests	108	78	332	216
Net income attributable to common shareholders	$221	$145	$659	$395
Earnings per common share
Basic	$0.71	$0.48	$2.14	$1.31
Diluted	$0.70	$0.47	$2.12	$1.30
Weighted average shares outstanding
Basic	311	303	308	301
Diluted	465	470	465	469
Cash dividends declared per common share	$0.53	$0.52	$1.59	$1.56

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,773	$1,560
Accounts and notes receivable, net of allowance of $18 and $42, respectively	537	536
Inventories, net	96	96
Prepaids and other current assets	178	72
Total current assets	2,584	2,264
Property and equipment, net of accumulated depreciation and amortization of $963 and $879, respectively	2,013	2,031
Operating lease assets, net	1,118	1,152
Intangible assets, net	10,652	10,701
Goodwill	5,743	5,739
Net investment in property leased to franchisees	79	66
Other assets, net	739	824
Total assets	$22,928	$22,777
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$592	$464
Other accrued liabilities	910	835
Gift card liability	137	191
Current portion of long-term debt and finance leases	113	111
Total current liabilities	1,752	1,601
Long-term debt, net of current portion	12,379	12,397
Finance leases, net of current portion	328	315
Operating lease liabilities, net of current portion	1,056	1,082
Other liabilities, net	1,898	2,236
Deferred income taxes, net	1,407	1,425
Total liabilities	18,820	19,056
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2021 and December 31, 2020; 315,065,839 shares issued and outstanding at September 30, 2021; 304,718,749 shares issued and outstanding at December 31, 2020	2,490	2,399
Retained earnings	779	622
Accumulated other comprehensive income (loss)	(753)	(854)
Total Restaurant Brands International Inc. shareholders’ equity	2,516	2,167
Noncontrolling interests	1,592	1,554
Total shareholders’ equity	4,108	3,721
Total liabilities and shareholders’ equity	$22,928	$22,777

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$991	$611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	150	139
Premiums paid and non-cash loss on early extinguishment of debt	11	—
Amortization of deferred financing costs and debt issuance discount	20	19
(Income) loss from equity method investments	12	36
(Gain) loss on remeasurement of foreign denominated transactions	(58)	54
Net (gains) losses on derivatives	65	14
Share-based compensation expense	62	55
Deferred income taxes	35	(120)
Other	(14)	23
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	11	(83)
Inventories and prepaids and other current assets	(3)	(21)
Accounts and drafts payable	129	(110)
Other accrued liabilities and gift card liability	(78)	(12)
Tenant inducements paid to franchisees	(5)	(7)
Other long-term assets and liabilities	(73)	10
Net cash provided by operating activities	1,255	608
Cash flows from investing activities:
Payments for property and equipment	(70)	(71)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	14	9
Settlement/sale of derivatives, net	2	29
Other investing activities, net	(15)	—
Net cash (used for) provided by investing activities	(69)	(33)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	802	1,585
Repayments of revolving line of credit, long-term debt and finance leases	(865)	(1,071)
Payment of financing costs	(7)	(10)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(730)	(716)
Repurchase of common shares	(182)	—
Proceeds from stock option exercises	60	60
(Payments) proceeds from derivatives	(45)	(29)
Other financing activities, net	(3)	(1)
Net cash (used for) provided by financing activities	(970)	(182)
Effect of exchange rates on cash and cash equivalents	(3)	(7)
Increase (decrease) in cash and cash equivalents	213	386
Cash and cash equivalents at beginning of period	1,560	1,533
Cash and cash equivalents at end of period	$1,773	$1,919
Supplemental cash flow disclosures:
Interest paid	$281	$315
Income taxes paid	$189	$163

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended September 30,
KPIs by Market	2021	2020
	(Unaudited)
System-wide Sales Growth
TH - Canada	9.8%	(15.2)%
TH - Rest of World	19.7%	(2.7)%
TH - Global	11.1%	(13.7)%

BK - US	(2.4)%	(3.0)%
BK - Rest of World	25.2%	(11.9)%
BK - Global	12.3%	(7.9)%

PLK - US	1.3%	24.1%
PLK - Rest of World	28.3%	4.5%
PLK - Global	4.4%	21.5%

System-wide Sales (in US$ millions)
TH - Canada	$1,521	$1,310
TH - Rest of World	$253	$210
TH - Global	$1,774	$1,520

BK - US	$2,530	$2,591
BK - Rest of World	$3,682	$2,893
BK - Global	$6,212	$5,484

PLK - US	$1,194	$1,178
PLK - Rest of World	$198	$153
PLK - Global	$1,392	$1,331

Comparable Sales
TH - Canada	9.5%	(13.7)%
TH - Rest of World	4.5%	(3.6)%
TH - Global	8.9%	(12.5)%

BK - US	(1.6)%	(3.2)%
BK - Rest of World	16.2%	(10.3)%
BK - Global	7.9%	(7.0)%

PLK - US	(4.5)%	19.7%
PLK - Rest of World	14.8%	(0.3)%
PLK - Global	(2.4)%	17.4%

	As of
KPIs by Market	September 30, 2021	September 30, 2020
	(Unaudited)
Net Restaurant Growth
TH - Canada	(1.0)%	(0.3)%
TH - Rest of World	25.6%	6.4%
TH - Global	4.1%	1.0%

BK - US	(1.7)%	(1.1)%
BK - Rest of World	3.2%	4.8%
BK - Global	1.3%	2.4%

PLK - US	5.6%	5.8%
PLK - Rest of World	5.4%	11.0%
PLK - Global	5.5%	7.1%

Restaurant Count
TH - Canada	3,940	3,981
TH - Rest of World	1,197	953
TH - Global	5,137	4,934

BK - US	7,093	7,216
BK - Rest of World	11,830	11,459
BK - Global	18,923	18,675

PLK - US	2,693	2,551
PLK - Rest of World	914	867
PLK - Global	3,607	3,418

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2021	2020	2021	2020
Segment G&A TH(1)	$27	$20	$77	$65
Segment G&A BK(1)	47	37	128	104
Segment G&A PLK(1)	15	12	42	35
Share-based compensation and non-cash incentive compensation expense	25	19	71	63
Depreciation and amortization(2)	5	5	15	14
Corporate restructuring and tax advisory fees	4	3	8	11
General and administrative expenses	$123	$96	$341	$292

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, and corporate restructuring and tax advisory fees.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2021	2020	2021	2020
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$2	$4	$1	$2
Litigation settlement (gains) and reserves, net	4	4	7	5
Net losses (gains) on foreign exchange(4)	(23)	44	(58)	54
Other, net	1	2	—	(2)
Other operating expenses (income), net	$(16)	$54	$(50)	$59

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow, LTM Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance or liquidity and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives. Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of September 30, 2021 is the sum of the Adjusted EBITDA for the quarters ended September 30, 2021, June 30, 2021, March 31, 2021 and December 31, 2020, while LTM Adjusted EBITDA as of September 30, 2020 is the sum of the Adjusted EBITDA for the quarters ended September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019. A reconciliation of Adjusted EBITDA for each of those quarters was included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on July 30, 2021, April 30, 2021 and February 11, 2021.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures. LTM Free Cash Flow is defined as Free Cash Flow for the last twelve month period to the date reported.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended September 30, 2021
(Unaudited)

					Impact of FX
	Actual		Q3 '21 vs. Q3 '20		Movements	Organic Growth
(in US$ millions)	Q3 '21	Q3 '20	$	%	$	$	%
Revenue
TH	$885	$762	$123	16.1%	$39	$84	10.5%
BK	$467	$433	$34	7.9%	$2	$32	7.2%
PLK	$143	$142	$1	1.2%	$—	$1	1.1%
Total Revenues	$1,495	$1,337	$158	11.8%	$41	$117	8.5%
Adjusted EBITDA
TH	$278	$258	$20	7.6%	$13	$7	2.4%
BK	$272	$245	$27	10.8%	$2	$25	10.0%
PLK	$57	$58	$(1)	(2.6)%	$—	$(1)	(2.7)%
Adjusted EBITDA	$607	$561	$46	8.0%	$15	$31	5.1%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2021	2020	2021	2020
Segment income:
TH	$278	$258	$738	$594
BK	272	245	755	605
PLK	57	58	171	164
Adjusted EBITDA	607	561	1,664	1,363
Share-based compensation and non-cash incentive compensation expense(1)	25	19	71	63
Corporate restructuring and tax advisory fees(2)	4	3	8	11
Impact of equity method investments(3)	11	20	22	42
Other operating expenses (income), net	(16)	54	(50)	59
EBITDA	583	465	1,613	1,188
Depreciation and amortization	50	48	150	139
Income from operations	533	417	1,463	1,049
Interest expense, net	128	129	378	376
Loss on early extinguishment of debt	11	—	11	—
Income tax (benefit) expense(4)	65	65	83	62
Net income	$329	$223	$991	$611

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, except per share data)	2021	2020	2021	2020
Net income	$329	$223	$991	$611
Income tax expense(4)	65	65	83	62
Income before income taxes	394	288	1,074	673
Adjustments:
Franchise agreement amortization	8	9	24	25
Amortization of deferred financing costs and debt issuance discount	7	7	20	19
Interest expense and loss on extinguished debt(5)	24	8	39	23
Corporate restructuring and tax advisory fees(2)	4	3	8	11
Impact of equity method investments(3)	11	20	22	42
Other operating expenses (income), net	(16)	54	(50)	59
Total adjustments	38	101	63	179
Adjusted income before income taxes	432	389	1,137	852
Adjusted income tax expense(4)(6)	79	69	169	151
Adjusted net income	$353	$320	$968	$701
Adjusted diluted earnings per share	$0.76	$0.68	$2.08	$1.49
Weighted average diluted shares outstanding	465	470	465	469

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage and Reconciliation of Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	September 30, 2021	September 30, 2020
Long-term debt, net of current portion	$12,379	$12,300
Finance leases, net of current portion	328	304
Current portion of long-term debt and finance leases	113	107
Unamortized deferred financing costs and deferred issue discount	138	139
Total debt	12,958	12,850

Cash and cash equivalents	1,773	1,919
Net debt	11,185	10,931
LTM adjusted EBITDA	2,165	1,985
Net leverage	5.2x	5.5x

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2021	2020	2019	2020	2019	2021	2020
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$1,255	$608	$911	$921	$1,476	$1,568	$1,173
Payments for property and equipment	(70)	(71)	(32)	(117)	(62)	(116)	(101)
Free Cash flow	$1,185	$537	$879	$804	$1,414	$1,452	$1,072

(in US$ millions)	Nine Months Ended September 30,	Six Months Ended June 30,	Three Months Ended September 30,
Calculation:	2021	2021	2021
Net cash provided by operating activities	$1,255	$745	$510
Payments for property and equipment	(70)	(46)	(24)
Free Cash flow	$1,185	$699	$486

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2020 and 2021 cash bonus, respectively.

(2)Costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including services related to significant tax reform legislation, regulations and related restructuring initiatives.

(3)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(4)The effective tax rate for the nine months ended September 30, 2021 included a net decrease in tax reserves of $87 million related primarily to expiring statute of limitations for certain prior tax years which decreased the effective tax rate by 8.1%. The impact of the net reserves release decreased our adjusted effective tax rate by 2.0% for the nine months ended September 30, 2021. The effective tax rate during the nine months ended September 30, 2020 reflects a $64 million increase in deferred tax assets which decreased the effective tax rate by 9.5% during the nine months ended September 30, 2020. Based on the analysis of final guidance related to the Tax Cuts and Jobs Act (the “Tax Act”) received during the second quarter of 2020, a deferred tax asset was recorded. Adjusted income tax expense excludes the impact of this adjustment.

(5)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(6)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred. For the nine months ended September 30, 2021, Adjusted income tax expense has been adjusted to remove the net tax benefits associated with the release of tax reserves related to certain prior corporate restructurings that when previously incurred were excluded from adjusted income tax expense as non-cash adjustments that did not impact our core operational results. Subsequent interest accrued on such reserves was treated as impacting core operational results and included in adjusted income tax expense, accordingly, the reversal of such interest is included in adjusted income tax expense. The Company views interest on tax reserves as a normal course of business expense regardless of the origin of the underlying tax reserve.